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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES
                             --------------------


1.)     N'Tandem Operating Partnership, L.P.
2.)     N'Tandem at Lexington L.L.P.
3.)     Windsor Park Properties 345